Exhibit 99.1

For Immediate Release

SFX ENTERTAINMENT REPORTS FIRST QUARTER FINANCIAL RESULTS

AND PROVIDES UPDATE ON RECENT DEVELOPMENTS

NEW YORK — (May 11, 2015) — SFX Entertainment, Inc. (NASDAQ: SFXE) today reported financial results for the three months ended March 31, 2015.

Revenue for the three months ended March 31, 2015 grew 56.6% to $52.2 million and included $40.2 million in Live revenue (77.0% of total revenue) related to festivals and live events that were produced, promoted, licensed or managed by SFX during the period. During the three months ended March 31, 2015, SFX produced and promoted a total of 251 festivals and events, which attracted over 751,000 total attendees, including 12 festivals that each had capacity of over 10,000 attendees. Platform revenue, which represents SFX’s 365-day a year engagement with fans outside of live events and includes sales of digital music, certain marketing services and digital activities, totaled $12.0 million (23.0% of total revenue) for the three months ended March 31, 2015.  Included within the Live and Platform segments, the Company recognized $13.6 million of sponsorship and marketing services revenue during the 2015 first quarter.

Direct costs for the three months ended March 31, 2015 totaled $34.2 million, with costs from Live representing $26.6 million, or 77.7% of total direct costs, while Platform costs were $7.6 million, or 22.3% of total direct costs.

Net loss and diluted loss per share for the three-month period ended March 31, 2015 was $(41.6) million and $(0.46), respectively, compared with $(56.0) million and $(0.65), respectively, in the year-ago period.

Reflecting the Company’s platform building intiatives, pro forma revenue (a non-GAAP financial measure, see definition and reconciliation below) for the three months ended March 31, 2015, rose 14.6% to $52.2 million from $45.5 million in the first quarter of 2014.  On a constant currency basis, pro forma revenue grew 26.2%. Pro forma adjusted EBITDA (a non-GAAP financial measure, see definition and reconciliation below) for the three months ended March 31, 2015, was a loss of $(10.6) million, compared with a loss of $(8.2) million in the first quarter of 2014. Included in these results is the impact of significant investments in the Company’s platform.

The first quarter is the Company’s seasonally slowest quarter for live events and revenue, and during the period SFX held five owned festivals that were also held in the first quarter of 2014. On a same festival basis, attendance for these festivals grew 1.2% and revenue grew 1.2% on a constant currency basis. The bulk of live event activity begins late in the second and into the third quarters, and live festivals and events scheduled to date for 2015 have an estimated attendance capacity of 6.0 million fans, which represents significant growth compared to 2014.

“The progress SFX continues to make with our operating initiatives, including the successful re-launch of Beatport as the leading mobile and streaming app for EDM fans around the world, reinforces my belief that value is being created in the business,” said Robert F.X. Sillerman, Chairman and CEO of SFX. “In addition, the U.S. debut last weekend of Rock in Rio in Las Vegas was a key reminder of the power of our global brands.  At the same time, I continue to work closely with the Board as they continue their diligent evaluation of my proposal to acquire the Company.”

2015 Guidance

Reflecting on first quarter results and the impact of Rock in Rio Las Vegas, the Company today lowered its full year 2015 guidance. SFX now expects revenues for the year to be approximately $500.0 million, and expects pro forma adjusted EBITDA to be in the range of $55.0 million to $65.0 million.  The adjustment to the revenue guidance is inclusive of the anticipated impact of  foreign exchange as a significant portion of the Company’s operations occur internationally. The adjustment to the pro forma adjusted EBITDA expectation reflects the Company’s share of the expected losses related to the start-up costs for Rock in Rio Las Vegas, which is expected to be approximately $4.0 million to $5.0 million.

Digital Innovation

In conjunction with its Live segment, SFX continues to accelerate the growth of its social and online platforms and digital media assets.  Central to this initiative is Beatport, SFX’s primary digital property which, in 2015 to date, has executed on its strategic priority to become the all-in-one hub for everything EMC. Highlights from the first quarter of 2015 include:

•                  In March 2015, Beatport unveiled a new addition to its multi-faceted EMC platform, a music streaming service with a catalog of over 2.5 million tracks from more than 25,000 music labels. As the foundation of SFX’s broader digital strategy, Beatport is focused on becoming the focal point for all EMC brands, serving as a powerful tool for promotion, integration and connectivity with EMC fans.

•                  In February 2015, Beatport and T-Mobile announced details of their Charter Partnership in connection with Beatport’s new music streaming service, a collaboration that provides for exclusive benefits for T-Mobile subscribers such as free Beatport downloads and ticket access to SFX event offerings.

•                  Beatport.com launched its Android and iOS streaming apps in March 2015.

Live Event Highlights and Key Recent Developments

Reflecting the Company’s brand exporting and development strategies, SFX achieved several live event milestones and announced a series of new shows from across its portfolio which will debut in 2015, highlights of which are summarized below:

•                  At the 30th annual International Dance Music Awards (IDMAs) in March, Tomorrowland Belgium and Beatport were awarded Best Music Event and Best EDM/Dance Music Retailer, respectively.

•                 The world’s largest paint party, Life in Color, announced in January 2015 its first ever global tour visiting over 100 cities and 50 countries, including Brazil, Turkey, Argentina and Indonesia.

•                  On April 27, 2015, Kingsday Festival at the Olympic Stadium in Amsterdam hosted over 25,000 attendees, with DJs and live acts from a variety of genres including EMC, techno, big-room house and hardstyle.

•                  In early May 2015, Tomorrowland Brazil welcomed over 180,000 attendees to Itaú, Sao Paolo for a weekend with some of the most renowned electronic music artists.

•                  On May 6, 2015, the first edition of Electric Zoo Tokyo Beach took place during Japan’s Golden Week holiday with over 15,000 attendees and a lineup that included Steve Aoki, W&W and Knife Party.

•                  Rock in Rio debuted in the United States for the first time in Las Vegas on May 8-9, 2015. A second weekend in Las Vegas is planned for May 15-16, 2015, and the flagship Rock in Rio Brazil is scheduled for September 2015.

•                  On May 30, 2015, ALDA Events will bring 10 top Dutch DJs to the first edition of The Flying Dutch, an outdoor festival simultaneously occurring at three locations: Amsterdam, Eindhoven and Rotterdam. All three venues are sold-out with expected attendance of up to 100,000 fans.

•                  Sensation celebrates its 15th anniversary with LEGACY, a brand new Amsterdam-exclusive edition which is set to take place on July 4, 2015, at the famed Amsterdam Arena. The event sold out several hours after it was announced in March 2015.

•                  The sold out Defqon.1, scheduled to take place in The Netherlands on June 19-22, 2015, is also expected to welcome thousands of campers.

•                  The third edition of TomorrowWorld, scheduled for September 2015, is expected to provide an even more phenomenal experience on the magical grounds of Chattahoochee Hills, Georgia.

•                  In September 2015, ID&T will break fresh ground with One Tribe, a new camping festival in the United States. The festival will take place in Los Angeles at the Lake Perris State Recreation Area.

•                  Mysteryland Netherlands, the world’s longest running electronic music and arts festival, expands to a weekend festival with camping available for the first time.  Mysteryland USA returns in 2015 to Bethel Woods, New York, with more than double the camping capacity following a successful inaugural event in 2014.

•                  Monumental, the company behind the iconic techno brand Awakenings, will bring the Awakenings brand to New York, Los Angeles and Sao Paulo to be a part of EZOO, One Tribe and Tomorrowland this year.

•                  Chicago based React Presents is launching two new festivals: Mamby on the Beach, on the beach of Lake Michigan in July, and Freaky Deaky Halloween, its Halloween brand.

Marketing and Brand Partnerships

In 2014, its first year of establishing broad-based marketing sponsorships, SFX entered into foundational relationships with prominent brands including Anheuser-Busch InBev, Corona, Skol, T-Mobile US, MasterCard, Clear Channel Media and Entertainment (now iHeartMedia), viagogo, and MTV.  In 2015, the Company has begun to realize the benefits of these important partnerships.

SFX Entertainment, Inc.

Live Event Metrics

2015 Festivals by On-Sale Status(1)

	Total	Consolidated	Not Consolidated(2)
Completed	27	18	9
On-Sale	31	30	1
Not Yet On-Sale	38	30	8
Total Festivals	96	78	18

2015 Festivals by Quarter and Locations

	Total	North America	International	Consolidated	Not Consolidated (2)
Q1	12	3	9	7	5
Q2	30	11	19	26	4
Q3	29	9	20	25	4
Q4	25	4	21	20	5
Total Festivals	96	27	69	78	18

(1)         Festivals defined as having attendance capacity of 10,000 or greater.

(2)         Represents festivals promoted by entities under license from SFX as well as entities in which SFX has an equity investment.

SFX Entertainment, Inc.

Live Event Metrics

2015 Completed Festivals

Initial Show Date	Festival Name	City	Country

1/16/2015	The Day After Festival	Panama City	Panama
2/7/2015	A State of Trance - Australia	Sydney	Australia
2/8/2015	Hard Bass	Arnhem	Netherlands
2/21/2015	A State of Trance - Netherlands	Utrecht	Netherlands
2/21/2015	WinterWorld 2015- First Kiss Frankfurt	Frankfurt	Germany
2/28/2015	Top 100 DJ- World Tour - Bulgaria	Sofia	Bulgaria
2/28/2015	Reverze	Antwerp	Belgium
3/14/2015	Pussy Lounge Winter Circus	Eindhoven	Netherlands
3/18/2015	Ultimate Music Experience	S. Padre Island	USA
3/21/2015	Knock Out!	Rotterdam	Netherlands
3/21/2015	Life in Color San Jose	San Jose	Costa Rica
3/28/2015	Life in Color Santiago	Santiago	Chile
4/4/2015	Qapital	Amsterdam	Netherlands
4/11/2015	A State of Trance - Argentina	Buenos Aires	Argentina
4/11/2015	Life in Color Houston	Houston	USA
4/18/2015	Something Wonderful	Dallas	USA
4/25/2015	Life in Color Asuncion	Asuncion	Paraguay
4/25/2015	Life in Color Austin	Austin	USA
4/27/2015	Kingsland - Amsterdam	Amsterdam	Netherlands
4/27/2015	Kingsland - Den Bosch	Den Bosch	Netherlands
4/27/2015	Kingsday festival	Eindhoven	Netherlands
4/30/2015	Mayday	Dortmund	Germany
5/1/2015	Tomorrowland Brazil	Sao Paolo	Brazil
5/5/2015	Electric Zoo Tokyo	Tokyo	Japan
5/8/2015	Life In Color Tacoma	Tacoma	USA
5/8/2015	Rock in Rio Vegas	Las Vegas	USA
5/9/2015	Top 100 DJ- World Tour - Turkey	Istanbul	Turkey

SFX Entertainment, Inc.

Live Event Metrics

2015 On-Sale Festivals

Initial Show Date	Festival Name	City	Country

5/22/2015	1992 Festival	Rotterdam	Netherlands
5/22/2015	Mysteryland USA	Bethel Woods	USA
5/23/2015	Sunset Music Festival	Tampa	USA
5/30/2015	The Flying Dutch- Amsterdam	Amsterdam	Netherlands
5/30/2015	The Flying Dutch- Rotterdam	Rotterdam	Netherlands
5/30/2015	The Flying Dutch- Eindhoven	Eindhoven	Netherlands
6/6/2015	Amsterdam Open Air	Amsterdam	Netherlands
6/6/2015	Pussy Lounge @ the Park	Breda	Netherlands
6/12/2015	Bestival	Toronto	Canada
6/12/2015	Sensation Russia	St. Petersburg	Russia
6/12/2015	Spring Awakening	Chicago	USA
6/19/2015	Defqon1 Weekend Festival	Biddinghuizen	Netherlands
6/27/2015	Ruhr-in-Love	Oberhausen	Germany
6/27/2015	Awakenings Festival	Halfweg	Netherlands
7/4/2015	Life in Color Hidalgo	Hidalgo	USA
7/5/2015	Sensation Amsterdam	Amsterdam	Netherlands
7/11/2015	A Day in the Parc	Amsterdam	Netherlands
7/18/2015	Buitenwesten Festival	Amsterdam	Netherlands
7/18/2015	Electronic Family	Amsterdam	Netherlands
7/18/2015	Dominator Festival	Eindhoven	Netherlands
7/19/2015	Milkshake Festival	Amsterdam	Netherlands
7/25/2015	Tiktak Events	Amsterdam	Netherlands
7/25/2015	Welcome to the Future	Oostzaan	Netherlands
7/31/2015	Nature One	Kastellaun	Germany
8/7/2015	The Qontinet	Wachtebeke	Belgium
8/15/2015	Decibel Outdoor	Tilburg	Netherlands
8/29/2015	Mysteryland Netherlands	Hoofddorp	Netherlands
8/30/2015	Sun City Music Festival	El Paso	USA
9/4/2015	Electric Zoo New York	New York City	USA
9/19/2015	Rock in Rio (Rio)	Rio	Brazil
9/25/2015	TomorrowWorld	Atlanta	USA

Balance Sheet and Liquidity

At March 31, 2015, SFX had outstanding $295.0 million principal amount 9.625% second lien senior secured notes due 2019 and cash and cash equivalents of $45.8 million.

Special Committee of the Board of Directors, Appointment of Financial Advisor and Independent Legal Counsel

On March 10, 2015, the Company named three independent members of its Board of Directors — John Miller, Michael Meyer, and D. Geoffrey Armstrong — to serve on a Special Committee to evaluate a proposal from Robert F.X. Sillerman, the Company’s Chairman and Chief Executive Officer, to acquire all of the outstanding shares of SFX that he does not already own, at a price of $4.75 per share in cash. Mr. Sillerman presently owns approximately 37.4% of the outstanding common stock of SFX Entertainment. The Special Committee will also consider alternatives to the proposed transaction that will enhance shareholder value, including any other offers to acquire the Company. The Company has also retained Moelis & Company LLC to serve as the Special Committee’s financial advisor and Steptoe & Johnson to serve as the Special Committee’s legal counsel.

The Special Committee will consider and advise shareholders of its recommendations to enhance shareholder value in accordance with applicable legal requirements.  No assurance can be given that an agreement on terms satisfactory to the Special Committee will result from the proposal submitted by Mr. Sillerman or that any transaction will be consummated.

Conference Call

SFX management will host a conference call to review the results for the 2015 first quarter on Tuesday, May 12, at 9:00 a.m. Eastern Time. To access the conference call, interested parties may dial 212/271-4651 (domestic and international callers). Participants can also listen to a live webcast of the call through the “Events” section of SFX’s website at http://investor.sfxii.com/events-calendar. A webcast replay will be available for 90 days following the live event at http://investor.sfxii.com/events-calendar. Please call five minutes in advance to ensure that you are connected.

Definitions

The following definitions apply to these terms as used throughout this press release and the exhibits:

EBITDA — represents net income (loss) before other income (loss), interest expense, income taxes, depreciation and amortization, non-cash equitybased compensation expense, and non-operating items, including financing and other transaction costs.

Pro forma adjusted EBITDA — includes the EBITDA of SFX, plus EBITDA from acquisitions as if owned from the beginning of the period, cost savings, non-recurring items including financing and other transaction costs and severance.

Pro forma revenue — means the revenue of SFX and all acquisitions as if owned from the beginning of the period.

Non-GAAP Financial Measures

We prepare our financial statements in accordance with generally accepted accounting principles (“GAAP”) in the United States of America. Within this press release, we make reference to EBITDA, pro forma adjusted EBITDA, and pro forma revenue, which are non-GAAP financial measures. The Company includes these non-GAAP financial measures because management believes they are useful to investors in that they provide for greater transparency with respect to supplemental information used by management in its financial and operational decision making.

Management uses EBITDA to convey supplemental information to investors regarding the Company’s performance excluding the impact of certain non-cash charges, costs associated with our borrowing and other special items that can affect the comparability of results from quarter to quarter. In particular, EBITDA is a key measure used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short- and long-term operational plans. Of note, the elimination of certain expenses in calculating EBITDA can provide a useful measure for period-to-period comparisons of our core business. In addition, the Company believes that pro forma adjusted EBITDA and pro forma revenue present important information to investors regarding the current business, prospects and financial condition of the Company that would not otherwise be available.

Accordingly, the Company believes the presentation of these non-GAAP financial measures, when used in conjunction with GAAP financial measures, is a useful financial analysis tool that can assist investors in assessing the Company’s operating performance and underlying prospects. This analysis should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. This analysis, as well as the other information in this press release, should be read in conjunction with the Company’s financial statements and footnotes contained in the documents that the Company files with the U.S. Securities and Exchange Commission. The non-GAAP financial measures used by the Company in this press release may be different from the methods used by other companies. For more information on the Non-GAAP financial measures, please see the Reconciliation of GAAP financial measures to Non-GAAP financial measures table in the press release.

About SFX Entertainment

SFX Entertainment, Inc. (NASDAQ: SFXE) is the largest global producer of live events and digital entertainment content focused exclusively on electronic music culture (EMC) and other world-class festivals. SFX’s mission is to provide electronic music fans with the best possible live experiences, music discovery, media and digital connectivity. SFX was borne out of the technology revolution and produces and promotes a growing portfolio of live events that includes leading brands such as Tomorrowland, TomorrowWorld, Mysteryland, Sensation, Stereosonic, Electric Zoo, Disco Donnie Presents, Life in Color, Rock in Rio, Nature One, Mayday, Decibel, Q-Dance, Awakenings, and React Presents, as well as the innovative ticketing services Flavorus and Paylogic.

SFX owns and operates Beatport, the trusted global home of electronic music where fans, DJs, and creators connect, discover, and participate in the evolution of dance music culture. Beatport offers a complete music experience for everyone, everywhere including streaming music, mobile apps and a host of ways for the EMC community to enjoy or download files, attend transformational festivals and events both in person and online, connect with like-minded fans and inspirational artists, and receive news, reviews, and unique insider access.

Forward Looking Statements

This press release contains forward-looking statements regarding our business strategy, expected operational and financial results and plans, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including: our ability to integrate the companies we have acquired; our belief that the EMC community will grow; our ability to increase the number of festivals and events we produce and their attendance and profitability; our ability to pay our debts and meet our liquidity needs; competition; our ability to manage growth and geographically-dispersed operations; and our ability to grow our online properties. We refer you to the documents we file from time to time with the U.S. Securities and Exchange Commission, specifically the section titled “Item 1A. Risk Factors” of our most recent Annual Report filed on Form 10-K and Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K, which contain and identify other important factors that could cause actual results to differ materially from those contained in our projections or forward-looking statements.   In addition, any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update these statements as a result of new information or future events, except as required by law.

Investor Relations Contacts:

Richard Rosenstein

Chief Financial Officer & Chief Administrative Officer

646 561 6400

Joseph Jaffoni

JCIR
212 835 8500

sfxe@jcir.com

Media Contact:

DKC Public Relations

Ed Tagliaferri 212 981 5182

edmund_tagliaferri@dkcnews.com

SFX Entertainment, Inc.

Summarized Statement of Operations

(unaudited, $ in thousands)

	Three Months Ended March 31,
	2015	2014

Revenue	$52,186	$33,326
Direct costs	34,161	22,824
Gross Profit	18,025	10,502

Selling, general and administrative expenses	39,745	36,616
Depreciation and amortization	8,084	7,441
Operating loss	(29,804)	(33,555)

Interest expense	(7,470)	(6,599)
Other expense	(4,496)	(18,548)
Equity in (loss)/income of non-consolidated affiliates	(150)	465
Loss before income taxes	(41,920)	(58,237)
Income tax benefit	292	2,262
Net loss	(41,628)	(55,975)
Less: Net (loss)/income attributable to non-controlling interest	(90)	65
Net loss attributable to SFX Entertainment, Inc.	$(41,538)	$(56,040)

SFX Entertainment, Inc.

Summary Balance Sheet Data

(unaudited, $ in thousands)

	March 31, 2015	December 31, 2014

Cash and cash equivalents	$45,783	$63,270
Total assets	$670,641	$714,636

Long-term debt	$295,235	$295,320
Total liabilities	$471,258	$448,494

Redeemable common stock	27,247	27,247
Redeemable non-controlling interests	—	4,322

SFX’s Stockholders’ equity	$171,480	$233,772

SFX Entertainment, Inc.

Reconciliation of GAAP financial measures to

Non-GAAP financial measures

(unaudited, $ in thousands)

	Three Months Ended March 31,
	2015	2014
Revenue

Revenue, as reported by the Company	$52,186	$33,326

Revenue of Acquisitions(1)	—	12,207

Total — Pro forma Revenue	$52,186	$45,533

Pro Forma Adjusted EBITDA

Net loss	$(41,628)	$(55,975)

Interest expense	7,470	6,599
Income tax benefit	(292)	(2,262)
Depreciation and amortization	8,084	7,441
Other expense(2)	4,496	18,548
Equity based compensation expense	8,633	10,085

EBITDA of the Company	(13,237)	(15,564)

EBITDA of Acquisitions(1)	—	1,698

Adj. to reflect proportionate EBITDA of equity investments	(835)	(62)

Adjustments(3)	3,484	5,749

Total — Pro Forma Adjusted EBITDA	$(10,588)	$(8,179)

(1) Includes all companies acquired by SFX for the periods prior to SFX ownership. The figures are based on financial information provided by such companies acquired by SFX. Such companies were not under SFX control for 100% of the time periods presented.

(2) Other expense represents the extinguishment of debt, gain on a sale of assets, foreign currency gains and losses, and other miscellaneous non-recurring items.

(3) Adjustments include non-recurring expenses and cost savings. Also includes adjustments related to (i) duplicate audit fees for period ended March 31, 2015 and (ii) transaction costs for the period ended March 31, 2014.